Exhibit (a)(1)(K)

Offer to Purchase

All Outstanding Shares of Common Stock and Certain Unexercised Warrants and Unconverted Notes

of

CLINICAL DATA, INC.

at

a net price per share of Common Stock of $30.00, plus the contractual contingent value right to receive additional consideration of up to $6.00 per share upon the achievement of certain milestones (the “CVR Consideration”); and

with respect to the warrants and notes set forth in the Offer to Purchase dated March 8, 2011

(the “Offer to Purchase”), such consideration as set forth therein.

Pursuant to the Offer to Purchase

by

MAGNOLIA ACQUISITION CORP.

a wholly-owned subsidiary of

FL HOLDING CV

a wholly-owned subsidiary of

FOREST LABORATORIES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 4, 2011, UNLESS THE OFFER IS EXTENDED.

March 8, 2011

To Our Clients:

Enclosed for your consideration are the Offer to Purchase and the related Letters of Transmittal in connection with the offer (the “Offer”) by Magnolia Acquisition Corp., a Delaware corporation (the “Purchaser”), a wholly-owned subsidiary of FL Holding CV, an entity organized under the laws of the Netherlands (“Parent”), and an indirect wholly-owned subsidiary of Forest Laboratories, Inc., a Delaware corporation (“Forest”), to purchase:

•

all of the outstanding shares of common stock, $0.01 par value (the “Shares”, and together with the notes and warrants set forth in the Offer to Purchase, the “Securities”), of Clinical Data, Inc., a Delaware corporation (“Clinical Data”), at a price of $30.00 per Share, net to the sellers in cash, without interest thereon and subject to any required withholding taxes plus the contractual right, pursuant to the Contingent Value Right Agreement (the “CVR Agreement”) between Parent, Forest, and a to-be-designated bank or trust company, to receive additional consideration of up to $6.00 per Share upon the achievement of certain milestones set forth in the CVR Agreement (the “CVR Consideration”);

•	with respect to the warrants and notes set forth in the Offer to Purchase, such consideration as set forth therein.

upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letters of Transmittal.

If you hold any categories of Securities other than Shares, you will receive separately materials providing instructions for how such other Securities may be tendered in the Offer. If you wish to obtain copies of such materials, you can obtain them from the Information Agent at the address and telephone numbers set forth on the back cover of the Offer to Purchase.

Please note carefully the following:

1. The offer price for the Offer is:

•

with respect to the Shares, (i) $30.00 per Share, net to the sellers in cash, without interest thereon and subject to any required withholding taxes plus (ii) the contractual contingent value right to receive additional consideration of up to $6.00 per Share in cash upon the achievement of certain milestones (the “CVR Consideration”); and

•	with respect to the warrants and notes set forth in the Offer to Purchase, such consideration as set forth therein.

2. The Offer is being made, subject to the terms and conditions set forth in the Offer to Purchase, for all of the outstanding shares of common stock, $0.01 par value, of Clinical Data and certain notes and warrants set forth in the Offer to Purchase.

3. The Offer will expire at 12:00 Midnight, New York City time, on Monday, April 4, 2011 unless the Offer is extended by the Purchaser. Previously tendered Shares may be withdrawn at any time until the Offer has expired and, if the Purchaser has not accepted such Shares for payment by May 7, 2011, such Shares may be withdrawn at any time after that date until the Purchaser accepts such Shares for payment.

4. The Offer is subject to conditions described in Section 15 (“Conditions of the Offer”) of the Offer to Purchase.

5. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of February 22, 2011, by and among Parent, the Purchaser, Forest, and Clinical Data (the “Merger Agreement”). The Merger Agreement provides that the Purchaser will be merged with and into Clinical Data (the “Merger”), with Clinical Data continuing as the Surviving Corporation in the Merger and a wholly-owned subsidiary of Parent.

6. On February 21, 2011, the Clinical Data Board of Directors unanimously approved the Offer, the Merger Agreement and the Support Agreement (as defined in Section 11 (“The Merger Agreement; Other Agreements”) of the Offer to Purchase), and (i) determined that the Merger Agreement, the Support Agreement and the transactions contemplated therein are advisable, fair to and in the best interests of the holders of Shares, (ii) authorized and approved the execution, delivery and performance of the Merger Agreement by Clinical Data and declared that the Merger Agreement is advisable, and (iii) resolved to recommend that Clinical Data’s stockholders, warrant holders and note holders tender their Shares, warrants and notes pursuant to the Offer and adopt the Merger Agreement and approve the Merger. Accordingly, Clinical Data’s Board of Directors unanimously recommends that the holders of Clinical Data’s Shares accept the Offer and tender their Shares pursuant to the Offer and approve the Merger Agreement and the transactions contemplated thereby. Under the Merger Agreement Clinical Data will call a special meeting of its stockholders to vote upon the adoption of the Merger Agreement. If Clinical Data’s stockholders approve the Merger at the special meeting, the Merger may occur notwithstanding that the Offer has not expired, or the Offer conditions are not satisfied.

7. Tendering holders of Shares who are registered holders of Shares will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letters of Transmittal, transfer taxes on the Purchaser’s purchase of Shares pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Securities in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by the Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase

All Outstanding Shares of Common Stock and Certain Unexercised Warrants and Unconverted Notes

of

CLINICAL DATA, INC.

at

a net price per share of Common Stock of $30.00, plus the contractual contingent value right to receive additional consideration of up to $6.00 per share upon the achievement of certain milestones (the “CVR Consideration”); and

with respect to the warrants and notes set forth in the Offer to Purchase dated March 8, 2011

(the “Offer to Purchase”), such consideration as set forth therein.

Pursuant to the Offer to Purchase

by

MAGNOLIA ACQUISITION CORP.

a wholly-owned subsidiary of

FL HOLDING CV

a wholly-owned subsidiary of

FOREST LABORATORIES, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 8, 2011, and the Letter of Transmittal related to tenders of Shares, in connection with the offer (the “Offer”) by Magnolia Acquisition Corp., a Delaware corporation (the “Purchaser”), a wholly-owned subsidiary of FL Holding CV, an entity organized under the laws of the Netherlands (“Parent”), and an indirect wholly-owned subsidiary of Forest Laboratories, Inc., a Delaware corporation (“Forest”), to purchase:

•

all of the outstanding shares of common stock, $0.01 par value (the “Shares,” and, together with the notes and warrants set forth in the Offer to Purchase, the “Securities”), of Clinical Data, Inc., a Delaware corporation (“Clinical Data”), at a price of $30.00 per Share, net to the sellers in cash, without interest thereon and subject to any required withholding taxes plus the contractual right, pursuant to the Contingent Value Right Agreement between Parent, Forest, and a to-be-designated bank or trust company, to receive additional consideration of up to $6.00 per Share upon the achievement of certain milestones set forth in the CVR Agreement (the “CVR Consideration”); and

•	with respect to the warrants and notes set forth in the Offer to Purchase, such consideration as set forth therein.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. If you hold any categories of Securities other than Shares, you will receive separately the materials providing instructions for how such other Securities may be tendered in the offer. For more information, you can contact the Information Agent at the address and telephone numbers set forth on the back cover of the Offer to Purchase.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES*

The method of delivery of this document is at the election and risk of the tendering holder of Shares. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signature(s))

Please Print Names(s)

Address

Include Zip Code

Area code and Telephone no.

Tax Identification or Social Security No.